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                                                                    EXHIBIT 99.1

                       GAMMA PRECISION TECHNOLOGY, INC.
              1998  STOCK OPTION PLAN (as Assumed by Registrant)
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                       GAMMA PRECISION TECHNOLOGY, INC.
                            1998 STOCK OPTION PLAN


          1.   Purposes.  Gamma Precision Technology, Inc. (the "Company") has
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adopted this Plan to enhance the interest and concern of the Company's employees, officers, directors and consultants in the success of the Company by giving them an ownership interest in the Company, and to give them an incentive to continue their service to the Company.

          2.   Stock Subject to Plan. The Company shall reserve 1,300,000 shares
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of its no par value Common Stock (the "Shares") to be issued upon exercise of options which may be granted from time to time under this Plan. As it may from time to time determine, the Board of Directors of the Company (the "Board') may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the Company's Common Stock or of issued shares which have been reacquired. If options granted under this Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be subjected to options subsequently granted under the Plan.

          3.   Administration of the Plan.  The Board shall appoint a Stock
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Option Committee (the "Committee") which shall consist of not fewer than two (2)
members of the Board, or, at the election of the Board or if the Board consists of fewer than two directors, may consist of the entire Board, to administer this Plan. Subject to the express provisions of this Plan and guidelines which may be adopted from time to time by the Board, the Committee shall have plenary authority in its discretion (a) to determine the individuals to whom, and the times at which, options are granted, and the number and purchase price of the Shares subject to each option; (b) to determine whether the options granted shall be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code"), or non-statutory stock options, or both; (c) to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it; (d) to determine the terms and provisions (and amendments thereof) of the respective option agreements subject to Section 6 of the Plan, which need not be identical, including, if the Committee shall determine that a particular option is to be an incentive stock option, such terms and provisions (and amendments thereof) as the Committee deems necessary to provide for an incentive stock option or to conform to any change in any law, regulation, ruling or interpretation applicable to incentive stock options; and
(e) to make any and all determinations which the Committee deems necessary or advisable in administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate any of the foregoing authority

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to the President with respect to options granted to or which are held by non-
officers and non-directors.

          4.   Persons Eligible.  Employees of the Company or its subsidiaries
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(including officers) may be granted either incentive or non-statutory options.
Consultants of the Company and its subsidiaries (including directors) may be granted only non-statutory options, except directors who are also employees, who may be granted either incentive or non-statutory options. For this purpose, "employee" shall conform to the requirements of Section 422A of the Code, and "subsidiary" means subsidiary corporations as defined in Section 424 of the Code.

          The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries) shall not exceed $100,000.

          5.   Changes in Capital Structure.
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               1.   Effect on the Plan. In the event of changes in the
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outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, recapitalization, merger or consolidation, acquisition of 80 percent or more of its gross assets or stock, reorganization or liquidation, the Committee and/or the Board shall make such adjustments in the aggregate number and class of shares available under the Plan as it deems appropriate, and such determination shall be final, binding and conclusive.

               2.   Effect on Outstanding Options.
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                    1.   Stock Splits and Like Events. Should a stock dividend,
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stock split, reverse stock split, or reclassification occur, then the Committee and/or the Board shall make such adjustments in (A) the number and class of shares to which optionees will thereafter be entitled upon exercise of their outstanding options and (B) the price which optionees shall be required to pay upon such exercise, as it in its sole discretion in good faith deems appropriate, and such determination shall be final, binding and conclusive. Such adjustments shall have the effect that the aggregate exercise price paid by, and number and class of shares received by, an optionee who exercises an option subsequent to such occurrence shall be the same as if such optionee had exercised the option immediately prior to such occurrence.

                    2.   Recapitalizations.  In the event of (A) a dissolution,
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liquidation, or sale of all or substantially all of the

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assets of the Company, or (B) a merger or consolidation in which the Company is not the surviving entity, or (C) a merger in which the Company is the surviving entity but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other securities, cash, or other property, then, at the sole discretion of the Board and to the extent permitted by applicable law, options granted under this Plan:

          (1) shall terminate upon such event and may be exercised prior thereto only to the extent such options are then exercisable; or

          (2) shall terminate upon such event, or such date prior to the consummation of the event as the Board may determine, but shall become fully exercisable as to all shares upon the consummation of such event or on such date determined by the Board; or

          (3) shall continue in full force and effect and, if applicable, the surviving entity shall assume such options and/or shall substitute similar options for such options; or

          (4) shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other similar agreement.

Notwithstanding the above, upon the occurrence of any such event, each optionee shall have such greater rights as may be provided in such optionee's stock option agreement, which at the discretion of the Board and/or Committee, may include any one or more of the above provisions.

               (c)  Substitution or Assumption of Options by the Company.  The
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Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (A) granting an option under the Plan in substitution of such other company's award, or (B) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an option granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new option rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price.

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     6.   Terms and Conditions of Options. Each option granted under this Plan
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shall be evidenced by a stock option agreement (hereinafter called "Agreement")
which is not inconsistent with this Plan, and the form of which the Committee and/or Board may from time to time determine, provided that the Agreement shall contain the substance of the following:

          3.   Option Price. The option price shall be not less than 100% of the
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fair market value of the Shares at the time the option is granted, which shall be the date the Committee and/or Board, or its delegate, awards the grant, except in the case of non-statutory stock options granted to employees, in which case the option price shall be not less then 85% of the fair market value of the Shares at the time the option is granted. If the optionee, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all the classes of stock of the Company or of its parent or subsidiaries (a "Principal Shareholder"), the option price of either incentive or non-statutory stock options shall be not less than 110% of the fair market value of the Shares at the time the option is granted. The fair market value of the Shares shall be determined and the option price of the Shares set by the Committee and/or Board in accordance with the valuation methods described in Section 20.2031-2 of the Treasury Regulations.

          4.   Method of Exercise.  At the time of purchase, Shares purchased
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under options shall be paid for in full either (i) in cash, (ii) at the discretion of the Board, with a promissory note secured by the Shares purchased,
(iii) at the discretion of the Committee and/or Board, with outstanding stock of the Company at such value as the Board shall determine in its sole discretion to be the fair market value of such stock, or (iv) a combination of promissory note (if permitted pursuant to (ii) above), stock (if permitted pursuant to (iii) above), and/or cash. To the extent that the right to purchase Shares has accrued under an option, the optionee may exercise said option from time to time by giving written notice to the Company stating the number of Shares with respect to which the optionee is exercising the option, and submitting with said notice payment of the full purchase price of said Shares either in cash or, at the discretion of the Board and/or Committee as described above, with a promissory note, outstanding stock of the Company, or a combination of cash, promissory note, and/or such stock. As soon as practicable after receiving such notice and payment, the Company shall issue, without transfer or issue tax to the optionee (or other person entitled to exercise the option), and at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates representing such Shares out of authorized but unissued Shares or reacquired Shares of its capital stock, as the Board and/or Committee, or its delegate, may elect, for the number of Shares to be delivered. The time of such delivery may be postponed by

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the Company for such period as may be required for it with reasonable diligence to comply with such procedures as may, in the opinion of counsel to the Company, be desirable in view of federal and state laws, including corporate securities laws and revenue and taxation laws. If the optionee (or other person entitled to exercise the option) fails to accept delivery of any or all of the number of Shares specified in such notice upon tender of delivery of the certificates representing them, the right to exercise the option with respect to such undelivered Shares may be terminated.

          5.   Option Term. The Committee and/or Board may grant options for any
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term, but shall not grant any options for a term longer than ten (10) years from the date the option is granted (except in the case of an incentive or non-statutory option granted to a Principal Shareholder in which case the term shall be no longer then five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this section 6 of this Plan.

          6.   Exercise of Options. Each option granted under this Plan shall be
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exercisable on such date or dates, upon or after the occurrence of certain events, or upon or after the achievement of certain performance milestones (which dates may be advanced or which occurrences or achievements may be waived in whole or in part or extended at the discretion of the Committee and/or Board) and during such period and for such number of Shares as shall be determined by the Committee and/or Board. An incentive option granted to a non-officer may not be exercised at any time unless the optionee shall have continuously served, to the extent determined by the Committee and/or Board, as an employee of the Company or its subsidiary throughout a period commencing on the date an option is granted and ending at a specified time no more than three (3) months and no fewer than thirty (30) days before an attempted exercise of the option, and, if applicable, unless the Committee and/or Board shall determine and notify the optionee in writing that certain events have occurred or certain performance milestones have been achieved.

          7.   Nonassignability of Option Rights.  No option shall be assignable
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or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by the optionee.

          8.   Effect of Termination of Employment or Death or Disability.  In
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the event the optionee's employment with the Company and its subsidiaries ceases, as determined by the Committee, during the optionee's life for any reason (except disability or death), including retirement, any incentive option or unexercised portion thereof granted to a non-officer optionee which is otherwise exercisable shall terminate unless exercised within a specified period

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not to exceed three (3) months nor to be fewer than thirty (30) days from the date on which such employment ceased but not later than the date of expiration of the option period. In the event of the death or disability of the optionee while employed or within a specified period not to exceed three (3) months nor to be fewer than thirty (30) days from the date on which such employment ceases, any option or unexercised portion thereof granted to the optionee, if otherwise exercisable by the optionee at the date of death or disability, may be exercised by the optionee (or by the optionee's personal representatives, heirs or legatees) at any time prior to the expiration of one year from the date of death or disability of the optionee but not later than the date of expiration of the option period. For purposes of this Plan, "disability" shall be defined as those conditions described in Code Section 22(e)(3), and such other conditions as the Committee may reasonably determine constitute a disability.

          9.   Rights of Optionee.  The optionees shall have no rights as a
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stockholder with respect to any Shares subject to an option until the date of issuance of a stock certificate to the optionee for such Shares. No adjustment shall be made for dividends or other rights of which the record date is prior to the date such stock certificate is issued. Neither this Plan, nor any action or agreement thereunder, shall confer any rights of employment, any rights to election or retention as an officer or director, or any rights to serve as a consultant.

     7.   Use of Proceeds. The proceeds from the sale of stock pursuant to
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options granted under the Plan shall constitute general funds of the Company.

     8.   Amendment of Plan. The Board of Directors may at any time amend the
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Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof. In addition, any amendment to the Plan increasing the number of Shares reserved under the Plan, altering the employees or class of employee eligible to be granted incentive stock options under the Plan, causing options granted to employees and intended to be incentive options under the Plan not to qualify as "incentive stock options" under Section 422A of the Code, or amending this Section 8 shall be subject to shareholder approval as shall any amendment which would cause the Plan not to satisfy the conditions of Rule 16b-3 once the Company registers a class of equity securities pursuant to Section 12 of the Securities Exchange Act of 1934.

     9.   Financial Information. Whenever the Company provides financial
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statements, whether audited or unaudited, to all of its shareholders as a group, the Company shall concurrently provide each optionee with a copy of such financial statements. Notwithstanding

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the foregoing, the Company shall provide each optionee at the end of its fiscal year with a copy of its financial statements, either audited or unaudited, for such fiscal year, within ninety (90) days after the end of such fiscal year if such person is then an optionee. In connection with such provision, the Company may require the optionee to enter into a nondisclosure agreement; provided, however, that such nondisclosure agreement may not contain provisions which are more stringent than those the Company imposes on its shareholders which are also receiving the financial statements.

     10.  Effective Date and Termination of Plan. This Plan was adopted by the
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Board of Directors on ________, 199__, and approved by the shareholders on
_________, 199__. The Board may terminate this Plan at any time. If not earlier terminated, the Plan shall terminate on ________, 200__. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect.

          This Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any option, shall be subject to such approval or other conditions as may be required or imposed by any regulatory authority having jurisdiction to issue regulations or rules with respect thereto, including the securities laws of various governmental entities.

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